UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan.  On March 13, 2012, Chicopee Bancorp, Inc. (the “Company”) adopted the Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-term Incentive Plan (the “Plan”), effective as of January 1, 2012, to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders.

William J. Wagner, President and Chief Executive Officer, directors of the Company or a subsidiary of the Company, and other employees of the Company or any subsidiary, as selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”), are eligible to participate in the Plan.

The Plan will be administered by the Committee.   A total of 150,000 phantom stock units will be available for awards under the Plan.  A phantom stock unit represents the right to receive a cash payment on the date the award vests in the participant equal the book value of a share of the Company stock on the determination date.  The determination date shall be established by the Committee.

Unless the Committee determines otherwise, the required period of service for full vesting will be three years, subject to acceleration of vesting in the event of the participant’s death, disability, involuntary termination without cause or the occurrence of a change in control.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death or termination without cause, phantom stock units will be forfeited.  In the event of termination for cause, the phantom stock units granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock units will become fully vested and payment of the cash value of the phantom stock units will be made no later than 75 days after the participant’s separation of  service.  At the time of a consummation of a change in control, the phantom stock units held by a participant will be deemed to have been fully earned and the cash value of outstanding awards will be paid no later than 75 days after the change in control.  In the event of a change in control, any performance measure attached to an award will be deemed satisfied as of the date of the change in control.  In the event of a change in control, the cash value of the phantom stock unit will be determined by multiplying the book value of a share of Company common stock by the price-to-book value multiple of a share of the Company stock, where the price reflects the merger consideration per share.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

Exhibit 10.1	Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: March 14, 2012	By:	/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer